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Exhibit 99.3

SUPPLEMENTARY PROSPECTUS AND OFFER DOCUMENT DATED 18 MAY 2011

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

THIS DOCUMENT IS SUPPLEMENTAL TO AND MUST BE READ IN CONJUNCTION WITH THE COMBINED PROSPECTUS AND OFFER DOCUMENT PUBLISHED BY NEW WORLD RESOURCES PLC (“NEW NWR”) AND NEW WORLD RESOURCES N.V. (“EXISTING NWR”) ON 11 APRIL 2011 (THE “ORIGINAL PROSPECTUS”). YOU SHOULD READ THIS DOCUMENT, THE ORIGINAL PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN AND THEREIN BY REFERENCE IN THEIR ENTIRETY. IN PARTICULAR, YOUR ATTENTION IS DRAWN TO THE RISKS FACTORS SET OUT IN THE SECTION OF THE ORIGINAL PROSPECTUS HEADED “RISK FACTORS”.

If you are in any doubt about the Offer, this document or as to the action you should take, you are recommended to seek your own personal financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser who, if you are taking advice in the United Kingdom, is authorised pursuant to the FSMA or, if you are in a territory outside the United Kingdom, is an appropriately authorised independent financial adviser.

If you have sold or otherwise transferred all of your Existing A Shares (as defined below) (other than pursuant to the Offer (as defined below)), please send this document at once to the purchaser or transferee or to the bank, stockbroker, or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee. However, the foregoing documents must not be forwarded or transmitted in or into any Restricted Jurisdiction or in or into any jurisdiction where to do so would constitute a violation of the relevant laws in that jurisdiction. If you have sold or transferred part of your holding of Existing A Shares, please consult the bank, stockbroker or other agent through whom the sale or transfer was effected.

This document, which comprises a supplementary prospectus relating to the A ordinary shares in New NWR (the “New A Shares”) prepared in accordance with the Prospectus Rules of the UK Listing Authority made under section 73A of the Financial Services and Markets Act 2000 (“FSMA”), has been approved by the Financial Service Authority (“FSA”) in accordance with section 87(g)(2) of the FSMA and has been made available to the public in accordance with section 3.2 of the Prospectus Rules.

This supplementary prospectus and offer document (this “Supplementary Prospectus”) has been prepared in connection with New NWR and the offer of New A Shares to holders (the “Existing A Shareholders”) of ordinary A shares (the “Existing A Shares”) in Existing NWR in exchange for such Existing A Shares on the basis of one New A Share for every Existing A Share held, subject to the terms and conditions set out in the Original Prospectus (the “Offer”). The purpose of the Offer is to introduce a new UK holding company, New NWR, to the Group in order to gain eligibility for inclusion in the FTSE Index Series.

This Supplementary Prospectus relates solely to the Offer. Save in relation to the Offer, this supplementary prospectus is not otherwise an offer or invitation to buy or sell any securities in New NWR or Existing NWR, including the debt securities of Existing NWR described herein. The description of the debt transaction described herein is solely to supplement the information in the Original Prospectus.

New NWR has requested that the FSA provide a certificate of approval and a copy of this document to the relevant competent authorities in the Czech Republic and Poland, the Czech National Bank (Česká narodní banka) (the “CNB”) and the Polish Financial Supervision Commission (Komisja Nadzoru Finansowego), respectively.

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NEW WORLD RESOURCES PLC
(incorporated in England and Wales under the Companies Act 2006, with registered number 7584218)

Supplementary Prospectus and Offer Document relating to the
Offer of one New A Share
for each one New World Resources N.V. Existing A Share in
connection with the proposed
Introduction of New World Resources Plc as the holding
company of the New World Resources Group
and application for admission of up to 264,698,715 New A
Shares to the
premium listing segment of the Official List
and to trading on the London Stock Exchange,
the Prague Stock Exchange and the Warsaw Stock Exchange

J.P. Morgan Cazenove

Sponsor and Financial Adviser

YOU MAY REQUEST A HARD COPY OF THIS DOCUMENT AND/OR ANY INFORMATION INCORPORATED INTO THIS DOCUMENT BY REFERENCE TO ANOTHER SOURCE BY CONTACTING THE UK RECEIVING AGENT ON +44 906 999 0000. YOU MAY ALSO REQUEST THAT ALL FUTURE DOCUMENTS, ANNOUNCEMENTS AND INFORMATION TO BE SENT TO YOU IN RELATION TO THE OFFER SHOULD BE IN HARD COPY FORM.

THE ISIN NUMBER FOR THE EXISTING A SHARES IS NL0006282204.

Unless otherwise determined by New NWR or required by the City Code, and permitted by applicable law and regulation, the Offer will not be capable of acceptance from or within a Restricted Jurisdiction. Accordingly, copies of this document and any other accompanying document must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent (including, without limitation, by way of facsimile, transmission, telephone or internet) in, into or from a Restricted Jurisdiction and persons receiving this document and any other accompanying document (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions as doing so may invalidate any purported acceptance of the Offer. The availability of the Offer to persons who are not resident in the United Kingdom may be affected by the laws of their relevant jurisdiction. Such persons should inform themselves about and observe any applicable legal or regulatory requirements of their jurisdiction.

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This document does not constitute an offer to sell, or the solicitation of an offer to buy, the New A Shares in any jurisdiction in which such offer or solicitation is unlawful. The New A Shares have not been and will not be registered under any of the applicable securities laws of Australia, Canada, Japan, South Africa or any other jurisdiction. Subject to certain exceptions, the New A Shares may not be offered or sold within Canada, Japan, Australia or South Africa to any national, resident or citizen of Australia, Canada, Japan or South Africa.

J.P. Morgan Securities Ltd., which conducts its UK investment banking activities as J.P. Morgan Cazenove and is authorised by the Financial Services Authority, is acting as sponsor to New NWR and no one else in connection with the admission of the New A Shares to the Official List and to trading on the main market of the London Stock Exchange and this document and will not be responsible to anyone other than New NWR for providing the protections afforded to clients of J.P. Morgan Securities Ltd. nor for providing advice in connection with the Offer, Admission, the contents of this document or any matter referred to herein.

J.P. Morgan plc, which conducts its UK investment banking activities as J.P. Morgan Cazenove and is authorised by the Financial Services Authority, is acting as exclusive financial adviser to New NWR and Existing NWR and no one else in connection with the Offer and this document and will not be responsible to anyone other than New NWR and Existing NWR for providing the protections afforded to clients of J.P. Morgan plc nor for providing advice in connection with the Offer, Admission, the contents of this document or any matter referred to herein.

Apart from the responsibilities and liabilities, if any, which may be imposed on J.P. Morgan Cazenove by the FSMA or the City Code or the regulatory regime established thereunder or under the regulatory regime of any other jurisdiction where exclusion of liability under the relevant regulatory regime would be illegal, void or unenforceable, J.P. Morgan Cazenove accepts no responsibility whatsoever for the contents of this document or for any statement made or purported to be made by it, or on its behalf, in connection with the Group or the New A Shares. J.P. Morgan Cazenove accordingly disclaims all and any liability whether arising in tort, contract or otherwise (save as referred to above) which it might otherwise have in respect of such document or any such statement.

Unless otherwise specified, capitalised terms in this document have the meanings ascribed to them in the Original Prospectus.

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Notice to shareholders in the United States

The Offer is being made in reliance on, and compliance with, Rule 14d-1(c) under the US Securities Exchange Act of 1934. The Offer is being made subject to United Kingdom disclosure requirements which are different from certain United States disclosure requirements. Furthermore, the payment and settlement procedure with respect to the Offer will comply with the relevant United Kingdom rules, which differ from United States payment and settlement procedures. In accordance with normal United Kingdom market practice, New NWR or any person acting on their behalf may from time to time make certain market or private purchases of, or arrangements to purchase, directly or indirectly, Existing A Shares other than pursuant to the Offer. Any information about such purchases will be publicly announced as required by law or regulation in the United Kingdom and United States.

The New A Shares have not been and will not be registered under the US Securities Act of 1933 (the “Securities Act”) or under any of the relevant securities laws of any state or other jurisdiction of the United States. Neither the US Securities and Exchange Commission nor any US state securities commission has approved of the New A Shares or determined if this document is accurate or complete. Any representation to the contrary is a criminal offence in the United States. The New A Shares will be offered in the United States only pursuant to an exemption from the registration requirements of the Securities Act. The New A Shares may not be offered or sold in the United States except pursuant to an exemption from the Securities Act or in a transaction not subject to the registration requirements of the Securities Act.

The Offer relates to the securities of a UK company. The Offer is subject to disclosure requirements of the United Kingdom which are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with International Financial Reporting Standards, as adopted by the EU, (“IFRS”) that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a non-US jurisdiction, and some or all of its officers and directors may be residents of non-US jurisdictions. You may not be able to sue a non-US company or its officers or directors in a non-US court for violations of the US securities laws. It may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENCE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES (“RSA 421-B”) WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

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Any person (including custodians, nominees and trustees) who would, or otherwise intends to, or may have a contractual or legal obligation to forward this document to any jurisdiction outside the United Kingdom, should read paragraph 5 of Part B and paragraph 1(b) of Part C (if such person holds Existing A Shares in CREST) or paragraph 2(b) of Part C (if such person holds Existing A Shares is CSD) or paragraph 3(b) of Part C (if such person holds Existing A Shares in NDS) of Part VII “Conditions and Further Terms of the Offer” of the Original Prospectus before taking any action.

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TABLE OF CONTENTS

Page
Supplementary Information	6
Additional Information	7

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PART I SUPPLEMENTARY INFORMATION TO THE ORIGINAL PROSPECTUS

1.	INTRODUCTION

This Supplementary Prospectus is supplemental to, and should be read in conjunction with, the Original Prospectus published by New NWR and Existing NWR on 11 April 2011. Any statement contained in the Original Prospectus shall be deemed to be modified or superseded to the extent that a statement contained in this Supplementary Prospectus modifies or supersedes such statement. Unless otherwise specified, capitalised terms in this Supplementary Prospectus have the meanings ascribed to them in the Original Prospectus.

2.	UNAUDITED RESULTS FOR THE THREE MONTHS ENDED 31 MARCH 2011

On 18 May 2011, Existing NWR announced its unaudited results for the first quarter of 2011, including its unaudited consolidated financial information for the three-month period ended 31 March 2011 (the “Q1 Results Announcement”). A copy of the Q1 Results Announcement has been filed with the FSA and is incorporated by reference in this Supplementary Prospectus.

3.	WITHDRAWAL RIGHTS

An Existing A Shareholder should be aware of its rights arising under section 87Q(4) of the FSMA.

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PART II ADDITIONAL INFORMATION

1.	RESPONSIBILITY

New NWR, Existing NWR and the Directors, whose names appear on page 44 of the Original Prospectus, accept responsibility for the information contained in this document. To the best of the knowledge and belief of New NWR, Existing NWR and the Directors, whose names appear on page 44 of the Original Prospectus and who are set out below, having taken all reasonable care to ensure that such is the case, the information contained in this document is in accordance with the facts and does not omit anything likely to affect its import.

2.	CONSENTS

J.P. Morgan Cazenove has given and has not withdrawn its written consent to the inclusion in this document of the references to its name in the form and context in which they appear.

3.	DOCUMENTS AVAILABLE FOR INSPECTION

In addition to those documents set out in paragraph 12 entitled “Documents Available for Inspection” in Part XVIII: Additional Information, copies of this document, the Q1 Results Announcement and the written consent referred to above are available for inspection during normal business hours on any weekday (Saturdays, Sundays and UK public holidays excepted) for the duration of the Offer at New NWR’s registered office.

Dated: 18 May 2011